TEJAS GAS CORPORATION EXHIBIT 12
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS EXCEPT RATIO AMOUNTS)
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                                                   THREE MONTHS ENDED
                                                       MARCH 31,                           YEAR ENDED DECEMBER 31,
                                                  ---------------------   ----------------------------------------------------------
                                                   1996         1995        1995        1994         1993        1992        1991
                                                  --------    ---------   ---------    --------    ---------   ---------   ---------
COMPUTATION OF EARNINGS

(1)  Pretax income from continuing operations     $17,645      $13,009     $51,790     $48,005      $35,980     $17,794     $13,426

(2)  Less equity in earnings of unconsolidated
     entity                                        (3,666)          74         158      (1,057)      (2,043)     (1,181)          -

(3)  Plus distributions from unconsolidated
     entity                                         2,389          385       1,467       2,673        2,520       1,733           -

(4)  Less interest capitalized during the period        -            -           -        (400)        (100)     (1,378)          -
                                                  --------    ---------   ---------    --------    ---------   ---------   ---------

(5)  Total earnings before addition of fixed
     charges                                      $16,368      $13,468     $53,415     $49,221      $36,357     $16,968     $13,426
                                                  ========    =========   =========    ========    =========   =========   =========


COMPUTATION OF FIXED CHARGES

(6)  Interest on long-term debt                    $4,789       $5,893     $24,594     $22,388      $16,550     $17,877     $21,834

(7)  Amortization of deferred debt costs              366          428       1,536       2,282        1,503         657       1,099
                                                  --------    ---------   ---------    --------    ---------   ---------   ---------

(8)  Total interest expense per statement of
     earnings                                       5,155        6,321      26,130      24,670       18,053      18,534      22,933

(9)  Interest capitalized                               -            -           -         400          100       1,378           -

(10) Interest component of rentals charged to       2,396        2,355       9,793      10,877        3,123         580         406
     operating expenses and general &
     administrative expenses
                                                  --------    ---------   ---------    --------    ---------   ---------   ---------

(11)     Total fixed charges                       $7,551       $8,676     $35,923     $35,947      $21,276     $20,492     $23,339
                                                  ========    =========   =========    ========    =========   =========   =========


COMPUTATION OF EARNINGS AFTER ADDITION TO
     FIXED CHARGES

(12) Total earnings before addition of fixed
     charges                                      $16,368      $13,468     $53,415     $49,221      $36,357     $16,968     $13,426

(13) Total fixed charges                            7,551        8,676      35,923      35,947       21,276      20,492      23,339
                                                  --------    ---------   ---------    --------    ---------   ---------   ---------

(14) Total earnings after addition of fixed
     charges                                      $23,919      $22,144     $89,338     $85,168      $57,633     $37,460     $36,765
                                                  ========    =========   =========    ========    =========   =========   =========

(15) Ratio of earnings to fixed charges (14/13)      3.17         2.55        2.49        2.37         2.71        1.83        1.58
                                                  ========    =========   =========    ========    =========   =========   =========
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